______________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________________________________
FORM 8-K
______________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 22, 2021
______________________________________________________________________________
AIR T, INC.
(Exact Name of Registrant as Specified in Charter)
______________________________________________________________________________

Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5930 Balsom Ridge Road
Denver, North Carolina 28037
(Address of Principal Executive Offices, and Zip Code)

________________(828) 464-8741__________________
Registrant’s Telephone Number, Including Area Code

 Not applicable___
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIRT	NASDAQ Global Market
Alpha Income Preferred Securities (also referred to as 8% Cumulative Capital Securities) (“AIP”)	AIRTP	NASDAQ Global Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Matters

On October 29, 2021, Air T, Inc. ("the Registrant") issued a press release announcing that Air T, Inc’s wholly-owned subsidiary Global Ground Support, LLC (“Global”) was awarded a new contract valued at approximately $34,000,000 to supply deicing trucks to the United States Air Force. The contract award is for two years commencing October 22, 2021 with four additional one-year extension options that may be exercised by the United States Air Force. The award includes standard deicer trucks and extended-reach deicer trucks along with commissioning and training costs. The actual value of the contract as well as units delivered will be determined based upon actual annual requirements of the United States Air Force. The press release is attached to this report at Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

99.1Press Release dated October 29, 2021 regarding United States Air Force Contract Award to Global Ground Support, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2021.

AIR T, INC.

By: /s/ Brian Ochocki
Brian Ochocki, Chief Financial Officer